UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 22, 2021

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)

(513) 397-9900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Depositary Shares, each representing 1/20 interest in a Share of 6 ¾% Cumulative Convertible Preferred Stock, without par value	CBB.PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Introductory Note

As previously disclosed, on March 13, 2020, Cincinnati Bell Inc., an Ohio corporation (the “Company” or “Cincinnati Bell”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Red Fiber Parent LLC, a Delaware limited liability company (“Parent”), and RF Merger Sub Inc., an Ohio corporation and directly wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provided for, among other things, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

On September 7, 2021 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Ohio General Corporation Law (the “OGCL”), the Merger was completed. At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and the Company survived the Merger as a wholly owned subsidiary of Parent.

On September 7, 2021, following the Effective Time, the Company mailed notices of redemption with respect to all issued and outstanding 6 3/4% Preferred Shares (the “Company Preferred Shares”) and the corresponding depositary shares, each representing a one-twentieth interest in a Company Preferred Share (the “Depositary Shares”), to holders of Depositary Shares.  The Depositary Shares were redeemed simultaneously with the redemption of Company Preferred Shares on September 22, 2021, at a redemption price of $50 per Depositary Share (equivalent to $1,000 per 6 3/4% Preferred Share) (the “Redemption”).  As a result of the Redemption, holders of Depositary Shares as of September 15, 2021 will receive a prorated quarterly cash dividend on the Depositary Shares for the third quarter of 2021 on October 1, 2021.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing

In connection with the Redemption, the Company notified the New York Stock Exchange (the “NYSE”) that trading in Company Preferred Shares should be suspended and listing of the Company Preferred Shares on the NYSE should be removed. Trading of the Company Preferred Shares on the NYSE was suspended prior to the opening of business on September 22, 2021.  The Company has requested that the NYSE file with the SEC an application on Form 25 to delist and deregister the Company Preferred Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the shares of the Company Common Stock, the Company Preferred Shares and 7 1/4% Notes Due June 15, 2023 under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: September 22, 2021	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President and General Counsel